Exhibit 10.7

ASSIGNMENT AND ASSUMPTION AGREEMENT AND BILL OF SALE

This ASSIGNMENT AND ASSUMPTION AGREEMENT and BILL OF SALE (the “Agreement”), is made and entered into this 28th day of February, 2008, by and between Optos Capital, LLC, a New Jersey limited liability company (“Purchaser”) and ClearPoint Resources, Inc., a Delaware corporation (“Seller”).

B A C K G R O U N D

WHEREAS, on the date hereof, ClearPoint Workforce, LLC, a wholly owned subsidiary of Seller, advanced $800,000 on behalf of Purchaser to the provider of its outsourced employee leasing program. The advanced funds were utilized for Purchaser’s payroll. In consideration of making the advance on Purchaser’s behalf, Purchaser agreed to assume the promissory notes, and the underlying payment obligations, issued by Seller on February 22, 2008 which were payable to Michael Traina and Chris Ferguson in the aggregate amount of $800,000, copies of which are attached hereto as Exhibit A (collectively, the “Notes”).

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Purchaser and Seller hereto, intending to be legally bound hereby, agree as follows:

1. Assignment and Assumption. Seller hereby sells, assigns, conveys, transfers and delivers the Notes to Purchaser, and Purchaser accepts assignment of such Notes. Purchaser hereby assumes the Notes and the underlying payment obligations. Purchaser agrees to discharge and pay the Notes, and all underlying obligations, liabilities, debts and payments, as and when due.

2. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to the choice of law principles thereof.

3. Assignment and Binding Effect. Purchaser shall not assign this Agreement without the prior written consent of Seller. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the heirs, administrators, personal representatives, successors and permitted assigns of Purchaser or Seller.

4. Amendment; Waiver. This Agreement shall not be amended or modified except by a written instrument duly executed by Purchaser and Seller. Any extension or waiver by Seller of any provision hereto shall be valid only if set forth in an instrument in writing signed by Seller.

5. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which shall be considered one and the same agreement.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Assignment and Assumption Agreement and Bill of Sale has been signed by or on behalf of each of the parties as of the date first written above.

OPTOS CAPITAL, LLC

By:	/s/ Chris Ferguson
Name:	Chris Ferguson
Title:	President

CLEARPOINT RESOURCES, INC.

By:	/s/ Michael Traina
Name:	Michael Traina
Title:	CEO

THE FOLLOWING, BY SIGNING BELOW, CONSENT TO THIS ASSIGNMENT ON THIS 28TH DAY OF FEBRUARY, 2008

/s/ Michael Traina
Michael Traina

/s/ Chris Ferguson
Chris Ferguson

EXHIBIT A

NOTES